Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 64	Trade Date: 10/20/2003
(To Prospectus dated July 22, 2002)	Issue Date: 10/23/2003

The date of this Pricing Supplement is October 20, 2003

CUSIP or Common Code:	41013MWM8	41013MWN6	41013MWP1	41013MWQ9	41013MWR7

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$744,318.75	$1,622,912.00	$1,249,380.00	$6,204,898.00	$1,747,192.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	10/15/2006	10/15/2007	9/15/2008	10/15/2011	10/15/2011

Stated Annual Interest Rate:	2.400%	3.000%	3.500%	Step: 3.150% through 10/14/2005, and 6.000% thereafter (unless called)	4.500%

Interest Payment Frequency:	Semi	Semi	Monthly	Monthly	Semi

First Payment Date:	4/15/2004	4/15/2004	11/15/2003	11/15/2003	4/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	10/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 64	Trade Date: 10/20/2003
(To Prospectus dated July 22, 2002)	Issue Date: 10/23/2003

The date of this Pricing Supplement is October 20, 2003

CUSIP or Common Code:	41013MWS5	41013MWT3	41013MWU0	41013MWV8

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$494,470.00	$2,560,395.00	$5,013,680.00	$7,638,015.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.600%

Maturity Date:	10/15/2013	10/15/2015	10/15/2018	10/15/2028

Stated Annual Interest Rate:	4.800%	5.450%	5.750%	5.900%

Interest Payment Frequency:	Monthly	Semi	Semi	Quarterly

First Payment Date:	11/15/2003	4/15/2004	4/15/2004	1/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	4/15/2006 Callable one time only at 100% on call date above with 30 days notice.	10/15/2006 Callable one time only at 100% on call date above with 30 days notice.	1/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.